                                                                      Exhibit 11

                            STATEMENT RE COMPUTATION
                             OF PER SHARE EARNINGS


                                          THREE MONTHS ENDED MARCH 31,
                                          ----------------------------
                                           1996                    1995
                                           ----                    ----
Net income                              $  503,000                 426,000
                                        ==========              ==========
Weighted average shares outstanding      3,846,371               3,836,063
                                        ==========              ==========
Net income per share                    $     0.13                    0.11
                                        ==========              ==========


NOTE: Outstanding stock options are excluded from the computation as the effective dilution in earnings per share data was insignificant.